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Exhibit 23.3

PROTECTIVE INVESTMENT COMPANY CODE OF ETHICS

I. APPLICABILITY

    This Code of Ethics (the "Code") is applicable to all officers and employees of Protective Investment Company (the "Company").

II. PREAMBLE

    The Company is registered under the Investment Company Act of 1940, as amended (the "Act"), as a diversified, open-end, management investment company. As such, it has a fiduciary duty to its shareholder, a duty which is recognized under the federal securities laws and regulations governing the Company's operations. In particular, the Act establishes as a matter of federal law the fiduciary status of affiliates of an investment company vis-a-vis such company and regulates and controls the relationship between an investment company, its officers and employees, its investment advisers, and officers and employees of such advisers. The Act specifically prohibits certain types of financial transactions, involving, either directly or indirectly, both an investment company and its investment adviser or officers or employees of such adviser unless prior approval is obtained from the Securities and Exchange Commission (the "SEC").

    An underlying policy of the Act is to prohibit any person who is connected with an investment company or an investment adviser of such company from deriving hidden profit from his or her association with such company. The Act, among other things, prohibits persons affiliated with an investment company from engaging in practices that constitute fraud or deceit upon the company or its shareholders, including the practice of its directors, officers, or employees or of any investment manager, investment adviser, or their employees trading privately, (i.e., for their own accounts) in securities at a time when the investment company is caused to trade in the same securities in order to benefit these affiliated persons. Thus, the Act requires investment company directors, officers, and employees, as well as investment managers and advisers, employees of investment managers and advisers, and other affiliates, to serve the company with undivided loyalty.

    Rule 17j-1, adopted by the SEC under the Act, makes it unlawful for such affiliated persons of the Company: (1) to employ any device, scheme or artifice to defraud the Company; (2) to make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or (4) to engage in any manipulative practice with respect to the Company.

    In order, therefore, to prevent potential conflicts of interest between the Company and the personal financial or business activities of its directors, officers, affiliates, or affiliates' employees, the Company has adopted the following conduct standards for such individuals.

III. DEFINITIONS

    The following definitions are applicable to terms used in the Code:

  (1)
  ADVISORY PERSON is: (a) any employee of the Company, or of any company in a control relationship to the Company, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

  (2)
  A security is BEING CONSIDERED FOR PURCHASE OR SALE when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

  (3)
  BENEFICIAL INTEREST includes any entity, person, trust, or account with respect to which a Subject Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Subject Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

  (4)
  BENEFICIAL OWNERSHIP shall be interpreted to include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect pecuniary interest in the security. As set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, the term "pecuniary interest" in securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

  (5)
  COMPLIANCE OFFICER is the Company officer designate from time to time by the Board of Directors of the Company to receive and review reports of purchases and sales by Subject Persons.

  (6)
  CONTROL shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) basically provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

  (7)
  DISINTERESTED DIRECTOR means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Act.

  (8)
  INVESTMENT ADVISER means any person named as an investment manager or investment adviser in the Company's currently effective SEC registration statement.

  (9)
  SECURITY shall have the meaning set forth in Section 2(a)(36) of the Act and refers not only to the security, but to any security into which the security may be converted, any warrant of any issuer that has issued the security, and any option, such as a put, call, straddle, or spread (whether or not such option is "covered") relating to a security. It does not include (a) any United States Government security, (b) any security issued by an open-end investment company, or mutual fund, [ (c) any security purchased pursuant to the Protective Life Insurance Company or Protective Life Corporation thrift and incentive plan(s) or other employee benefit plan,] or (d) money market instruments.

  (10)
  SUBJECT PERSON is any director, officer, or advisory person of the Company.

IV. INCORPORATION OF AN ADVISER'S CODE OF ETHICS

    The provisions of each investment adviser's code of ethics, which are attached as Appendices A and B hereto, are incorporated herein by reference as the Company's Code of Ethics applicable to Subject Persons who are partners, directors, or employees of each such investment adviser.

    Those provisions of an investment adviser's code of ethics applicable to persons who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendation with respect to such purchase or sale by registered investment companies sponsored, managed, or advised by such investment adviser are hereby incorporated herein by reference as additional provisions of the Company's Code of Ethics applicable to those

Subject Persons who are partners, directors, or employees of such adviser and who have direct responsibility for investments of the Company.

    A violation of an investment adviser's code of ethics by Subject Persons who are partners, directors, or employees of such investment adviser shall constitute a violation of this Code.

    In connection with Section VII-E below, each investment adviser will report any violations of the Code that it uncovers from its review of personal securities transaction reports made to it by those Subject Persons who are partners, directors, or employees of such adviser and who have direct responsibility for investments of the Company and will certify in writing at the end of each calendar quarter of the Company to the Compliance Officer that no violation of the Code occurred during that quarter other than those violations reported.

V. STANDARDS OF CONDUCT

    The following rules have been adopted to carry out the foregoing Code provisions.

  A.
  No Subject Person may engage, directly or indirectly, in any business transaction or arrangement for personal profit which is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company or any of its investment advisers or affiliates thereof in order to derive a personal profit for himself or herself or for any beneficial interest, in violation of the fiduciary duty owed by the Company's affiliates to the

    Company or its shareholders.

  B.
  Except with the prior written approval of the Compliance Officer, no Subject Person may purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficiary ownership and which, to his or her actual knowledge at the time of purchase or sale: (1) is being considered for purchase or sale by the Company; or (2) is being purchased or sold by the Company.

  C.
  No Subject Person may accept, directly or indirectly, any gift, favor, or service of significant value from any person with whom he or she transacts business on behalf of the Company under circumstances where to do so would conflict with the Company's best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Company.

  D.
  Any Subject Person recommending or authorizing the purchase or sale of a security by the Company shall, at the time of such recommendation or authorization, disclose any beneficial interest in or beneficial ownership of such security or the issuer thereof that he or she may have, including without limitation:

  (1)
  his or her beneficial ownership of any securities of such issuer:

  (2)
  any transaction he or she contemplates in such securities;

  (3)
  any position that he or she holds with such issuer; and

  (4)
  any present or proposed business relationship that he or she (or any beneficial interest of his or hers) may have with the issuer or its affiliates.

  E.
  No Subject Person shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the Company, without obtaining prior written approval from the Compliance Officer of the Company, the equivalent official of its investment adviser, or such person or persons as either of these individuals may designate to act of their behalf. Notwithstanding the preceding sentence, such Subject Person may dispense such information without obtaining prior written approval:

  (1)
  where there is a public report containing the same information;

  (2)
  when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates;

  (3)
  when such information is reported to directors of the Company; or

  (4)
  in the ordinary course of his or her duties on behalf of the Company.

    The prohibitions of Subsections B and E shall not apply to:

    (1)
    purchases and sales of securities made for any account over which the Subject Person has no direct or indirect influence or control;

    (2)
    purchases and sales of securities which are not eligible for purchase or sale by the Company;

    (3)
    purchases and sales of securities which are non-volitional on the part of either the Company or the Subject Person;

    (4)
    purchases of securities pursuant to an automatic divided reinvestment plan; or

    (5)
    purchases of securities upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

    With regard to Subsections B and E, appropriate approvals or authorizations by the Compliance Officer of the Company will not be unreasonably withheld with regard to purchases or sales of securities which are only remotely potentially harmful to the Company by virtue of being very unlikely to affect a highly institutional market or by virtue of being clearly not related economically to the securities to be purchased, sold, or held by the Company.

    With regard to Subsection B, a majority vote of those directors having no interest in the Subject Person's transaction may approve, upon a showing of good cause, purchases or sales of securities; good cause will be deemed to exist where unexpected hardship occasions the need for additional funds but not where there has merely been a change in investment objectives.

    The Company, however, reserves the right to withhold such authorizations and approvals when, in its sole discretion, this appears reasonable for the protection of itself or its shareholders, directors, officers, investment advisers, or other affiliates.

VII. REPORTING

    The following reporting rules have been adopted to help enforce the foregoing provisions of the Code of Ethics:

  A.
  Every Subject Person shall report to the Compliance Officer the information described in Section VII-D of this Code with respect to transactions in any security in which such Subject Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership; provided, however, that a

    Subject Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

  B.
  Notwithstanding Section VII-A of this Code, a Subject person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

  C.
  A disinterested director of the Company need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Company, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Company or was being considered by the Company or its investment advisers for purchase or sale by the Company.

  D.
  Every report shall be made not later than 10 days after the end of each calendar quarter and shall contain the following information:

  (1)
  The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

  (2)
  The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

  (3)
  The price at which the transaction was effected; and

  (4)
  The name of the broker, dealer, or bank with or through whom the transaction was effected.

    Reports must be made for each calendar quarter regardless of whether or not the Subject Person effected any transactions during the period covered by the report.

  E.
  Provided that reports of Code violations and the certifications of no violations of the Code are made to the Company's Compliance Officer, reporting of such security transactions by general partners, directors, or employees of an investment adviser in compliance with procedures established pursuant to the investment adviser's code of ethics shall constitute the reporting required under the Company's Code of Ethics.

  F.
  Any such report may contain a statement that the report shall not be construed as an admission by the person making it that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

  G.
  The Compliance Officer shall review such reports and maintain copies thereof as required by Rule 17j-1(d) under the Act.

VIII. SANCTIONS

    Any violation of the Code or of the foregoing rules, and any violation of procedures established under the Code, shall be reported to and considered by the Compliance Officer and, in their discretion, by the Board of Directors of the Company. Such individuals or bodies or such board or boards shall impose sanctions as deemed appropriate in the circumstances, including termination of employment of the violator or termination of any other relationship between the Company and the violator.

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PROTECTIVE INVESTMENT COMPANY CODE OF ETHICS